COOPERS & LYBRAND L.L.P.

                                                        Exhibit 23

Ford Motor Company
The American Road
Dearborn, Michigan

            CONSENT OF COOPERS & LYBRAND L.L.P.

Ford Motor Company Registration Statements No. 33-58785 and 33-
56785 on Form S-8

We consent to the incorporation by reference in the above Registration Statements of our report dated January 26, 1996 on our audits of the consolidated financial statements of Ford Motor Company at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included or incorporated by reference in Ford's 1995 Annual Report on Form 10-K.


/s/COOPERS  & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan
April 9, 1996